              [LETTERHEAD OF DELOITTE & TOUCHE LLP APPEARS HERE]


June 27, 1995

Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K/A (Amendment No.
2) of Rule Industries, Inc. dated June 27, 1995.

Yours truly,

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Boston, Massachusetts